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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Non-Employee Director Stock Plan of our report dated May 26, 2000, with respect to the consolidated financial statements and schedule of Friedman Industries, Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

Houston, Texas
October 3, 2000